UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 25, 2014

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 28, 2014, the Company announced that its Distribution Segment, acting through its subsidiary, Kaman Fluid Power, LLC, completed the previously announced acquisition of the operating assets and certain liabilities of B.W. Rogers Company and certain affiliated entities (collectively, “B.W. Rogers”).

B.W. Rogers is a broad line distributor of fluid power and automation products, which includes hydraulic products, including hydraulic hoses, fittings, pumps, motors, cylinders, pneumatics and machine control and automation products.  One of the longest established and largest distributors of Parker Hannifin (“Parker”) motion and control products, B.W. Rogers has a strong market presence from the Northeast to the Midwest with 21 locations, including 12 Parker Stores, in 7 states.

A copy of the press release announcing the completion of the transaction is furnished as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

(d)       Exhibits.

The following exhibits are filed herewith:

99.1	Press Release, dated April 28, 2014, announcing the completion of the acquisition of the operating assets of B.W. Rogers Company and certain affiliated entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President,
General Counsel and Assistant Secretary

Date:  April 28, 2014

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

99.1	Press Release, dated April 28, 2014, announcing the completion of the acquisition of the operating assets of B.W. Rogers Company and certain affiliated entities.